M&G INVESTMENT MANAGEMENT LIMITED
                                 CODE OF ETHICS

           ADOPTED IN ACCORDANCE WITH THE RULES OF THE U.S. SECURITIES
                            AND EXCHANGE COMMISSION

                                  INTRODUCTION

M&G Investment Management Limited ("MAGIM") has registered as an Investment Adviser with the U.S. Securities and Exchange Commission (the "SEC"). SEC rules require:

(I) an investment adviser to establish a Code of Ethics applicable to certain persons associated with the investment adviser;

(ii) that these associated persons make certain reports to the investment adviser regarding their securities transactions; and

(iii) that the investment adviser use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code of Ethics.

Set out below is the Code of Ethics adopted by MAGIM in compliance with the rules of the SEC which is applicable to Directors of, and all persons who work for, MAGIM.

This Code of Ethics is based on the principle that the directors and officers of, and those who work for, MAGIM owe a duty to the funds to which MAGIM acts as manager or adviser ("the Client") to conduct their affairs, including their personal securities dealings, in such a way as to avoid:

         (a)  serving their own personal interests ahead of those of the Client;

         (b)  taking advantage of their position;

         (c)  any actual or potential conflicts of interest.

These rules are in addition to those required to be observed under applicable U.K. Law. The effective date of the Code of Ethics is 11th December 1995. Please direct any questions relating to personal securities dealings to the Secretary of MAGIM in the first instance.

                                 CODE OF ETHICS


1.       DEFINITIONS

(a) "Client" means any fund for which MAGIM acts as investment manager or adviser.

(b)     "Access person" means:

         (i)      each Director and officer of MAGIM; and

         (ii) each person working for MAGIM who places sale or purchase orders, or who participates in, or whose duties relate to, the making of any sale or purchase order for a Client; and

         (iii) each person working for MAGIM or any of its affiliated companies who in connection with his or her regular duties, obtains any information concerning which securities are being purchased or sold prior to the effective dissemination of such recommendations.

(c) "Beneficial ownership" generally includes ownership of those securities from which a person enjoys some economic benefits which are substantially equivalent to ownership regardless of who is the registered owner.

         You are considered to be the beneficial owner of:

         (i) securities which you hold for your own benefit either in bearer form, registered in your own name or otherwise whether or not the securities are owned individually or jointly;

         (ii) securities held in the name of your spouse, minor children or other dependent relatives;

         (iii) securities held by others for your benefit, such as securities held by a trustee, executor or administrator or by custodians, brokers or relatives (unless you have no direct or indirect influence or control over such account);

         (iv)     securities owned by a partnership of which you are a member;

         (v) securities held by a corporation which can be regarded as your personal holding company; and

         (vi) securities recently purchased by you and awaiting transfer into your name.

         "Beneficial ownership" does not include ownership of securities over which you have a substantial measure of control but in which neither you nor your family have any direct or indirect beneficial interest (e.g. securities held by a trust of which you are trustee but not a direct or indirect beneficiary). Therefore such securities are not subject to the "Prohibited Transactions" or the "Reporting Requirements" described below, but one who has such control should avoid any activity which might appear to conflict with the interests of any Client or profit from any Client's transactions.

(d) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

(e) "Security" is broadly construed to mean any kind of security in which any of MAGIM's Clients may invest and in the case of an equity security, includes any related option, warrant or convertible security.

         The term does not, however, include units in any unit trust, securities issued by the Governments of the United Kingdom, the United States or of any EU Country, bankers' acceptances, bank certificates of deposit or commercial paper.

2.       PROHIBITED TRANSACTIONS -

(a) It is a basic policy that no Access Person should be permitted to profit from the securities activities of any Client. Accordingly, no Access Person may purchase or sell, directly or indirectly, any security in which that person has, or by reason of such transactions acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

         (i)      is being purchased or sold on behalf of a Client; or

         (ii)     is  actively   contemplated  for  transactions  on  behalf  of
                  Clients, even though no buy or sell order has been placed.

(b) No Access Person shall disclose to other persons the securities activities engaged in or contemplated for MAGIM's Clients.

(c) No Access Person shall seek or accept anything of material value, either directly or indirectly, from any broker, financial institution or other organisation with which MAGIM transacts business.

         For purposes of this provision, the following items will not be considered as being of "material value".

         (i)      an occasional meal;

         (ii)     an occasional ticket to a  sporting   event,  the  theatre  or
                  comparable entertainment;

         (iii) a gift amounting in value to less than (pound)100 per person per year.

         Gifts valued at between (pound)25 and (pound)100 must be declared and entered in the Gifts Register maintained by the Compliance Department. The person receiving a gift might wish to share it amongst the members of his or (an)other department(s). All tickets and invitations, irrespective of value, must also be declared and entered in the above Register.

(d No Access Person shall be granted permission to exercise a bargain for his own account where MAGIM:-

         (i)      has dealt in that security in the previous seven days; or

         (ii) at the time permission is sought, intends to deal in that security within the next seven days;

         on behalf of any client fund.  However see 3(a)(vi) below.

(e) No Access Person shall acquire any securities in a US initial public offering, in order to preclude any possibility of such person profiting from his or her position with MAGIM.

(f) No Access Person shall acquire any securities in a privatisation or new issue unless the application is made on a public application form which does not show that the applicant is associated with M&G.

(g) No Access Person shall profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities (except when carrying out a bona fide bed and breakfast transaction or when funding the exercise of an Executive option over shares of M&G Group P.L.C. or the shares of a company of which he or she is currently or was previously an employee) within 60 calendar days.

(h) No Access Person shall serve on the Board of Directors of any publicly traded company without the permission of the Board of M&G Group P.L.C. or in the case of the non-executive directors of M&G Investment Management Limited the permission of the Chairman of that company. Any such authorisation shall be based upon a determination that the Board service would be consistent with the interests of M&G Investment Management Limited and those of its clients.


3.       EXEMPTED TRANSACTIONS

(a)      THE PROHIBITIONS IN SECTION 2 of this Code shall not apply to:

         (i) Purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

         (ii) Purchases or sales of securitie which are not eligible for purchase or sale by any Client;

         (iii)    Purchases or sales which are not voluntary;

         (iv) Purchases which are part of an automatic dividend or tax reclaim reinvestment plan;

         (v) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer and sales of such rights so acquired;

         (vi) Purchases or sales which receive the prior joint approval of one of the Directors of MAGIM referred to in 4 below, and of the Compliance Officer of MAGIM because:

                           (1)   the possibility of any conflict is very remote;

                           (2) it would be very unlikely to affect a highly institutional market.

4.       PRIOR APPROVAL

         All Access Persons shall receive prior written approval for all securities deals covered by this Code from Richard Hughes, Vivian Bazalgette, or Sam Morse before purchasing or selling any securities. In their absence permission should be obtained from Michael McLintock who should in the normal course give permission in respect of the sale of M&G shares.

         Such approval will not be given where a trade in respect of the same or a related security has been carried out for a Client in respect of which the Access Person has direct or indirect influence or control, in the seven calendar days preceding the request for permission to deal.

5.       REPORTING REQUIREMENTS

(a) Each "Access Person" shall disclose to the Secretary of MAGIM all personal securities holdings upon commencement of working for MAGIM and thereafter on an annual basis as at 31 December each year.

(b)      Each "Access Person" shall certify annually that:

         (i) they have read and understand the Code of Ethics and recognise that they are subject thereto;

         (ii)     they  have  complied  with the  requirements of  the  Code  of
                  Ethics: and

         (iii)    they  have  reported  all  personal  securities   transactions
                  required to be reported pursuant to the requirements of the Code of Ethics.

(c) Each "Access Person" shall report to the Secretary of MAGIM the information described in Section 5(d) of this Code with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security.

(d) Reports shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A report shall be made on the form attached hereto as Exhibit A, or on any other form containing the following information:

         (i) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

         (ii) The nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);

         (iii)    The price at which the transaction was effected; and

         (iv) The name of the broker, dealer or bank with or through whom the transaction was effected.

(e) The Secretary of MAGIM shall notify each person working for MAGIM who is an "Access Person" that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person.

(f) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

(g) Each "Access Person" shall instruct his broker to send copy contract notes direct to the MAGIM Compliance Officer. If the broker cannot or will not comply, the "Access Person" must supply a copy as soon as possible after receipt.

6.       REVIEW BY THE BOARD OF DIRECTORS OF MAGIM

1. The Secretary of MAGIM will report all violations of this Code of Ethics to the Board of Directors of MAGIM in a timely fashion.

2. The Secretary will submit an annual report relating to this Code of Ethics to the Board of Directors. The annual report will:

         (i) summarise existing procedures concerning personal investing and any changes made in the procedures during the year.

         (ii)     identify  any   violations   requiring  significant   remedial
                  action during the past year.

         (iii) identify any recommended changes in the existing restrictions or procedures based upon MAGIM's experience under the Code of Ethics, evolving industry practices or developments in applicable laws or regulations.


7.       SANCTIONS

         Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of such person's affiliation with MAGIM.

8.       RETENTION OF RECORDS

         This Code of Ethics, a copy of each report filed by an access person, any written report relating to the interpretation of the Code, or violations thereunder, and lists of all persons required to make reports, shall be preserved with the records of the Secretary for the period required by the rules of the SEC.

Approved  27 July 1995
Effective  1 September  1995
Amended 11  December  1995
Amended 26 June 1997
Amended 30 November 1999

                       M & G INVESTMENT MANAGEMENT LIMITED
                          SECURITIES TRANSACTION REPORT


For the Calendar Quarter Ended________________ (day/mo./yr.)

To the Secretary of MAGIM

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by MAGIM in accordance with rules of the U.S. Securities and Exchange Commission.


Security ______________________________________________________________________

Date of Transaction  __________________________________________________________

No. of Shares or Principal ____________________________________________________

Sterling Amount of Transaction ________________________________________________

Nature of Transaction (Purchase, Sale, Other)__________________________________

Price _________________________________________________________________________

Broker/Dealer or Bank Through Whom Effected ___________________________________



This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

NAME (PRINT)_________________________       SIGNATURE______________________

DATE:___________________

(This form must be signed and returned even if the answer to all of the above is "None")

                        M&G INVESTMENT MANAGEMENT LIMITED
                               SEC CODE OF ETHICS
                             PRECLEARANCE PROCEDURES
                      FOR PERSONAL SECURITIES TRANSACTIONS


THESE RULES MUST BE READ IN CONJUNCTION WITH THE COMPANY'S CODE OF ETHICS

SECURITIES

These rules DO NOT APPLY to dealings in the following securities: unit trusts, mutual funds, open-ended investment companies, UK, US or EU Government Debt or unit trust PEPs.

PRECLEARANCE

All Access Persons must seek and receive written permission from Richard Hughes, Vivian Bazalgette, or Sam Morse for all dealings in securities on the special form a copy of which is attached. In their absence and in the case of M&G shares permission should be obtained from Michael McLintock.

The request for permission to deal form should be handed to Jackie along with the compliance report which is to be obtained from Tim Murphy or in his absence Tracey Turner. The compliance report will show all deals in the stock(s) for which permission to deal is sought in the seven calendar days preceding the date permission to deal is sought and two examples are attached. Jackie will pass the form to Richard who will grant or refuse permission. The original of the form and compliance report will be returned to the Access Person and a copy will be passed at once to the Compliance Department

It may take up to 24 hours for permission to be granted.

It is the responsibility of each Access Person to instruct his broker to send copy contract notes direct to Sandra Macdonald. If the broker cannot or will not comply, it is the responsibility of the Access Person to supply a copy as soon as possible after receipt

PRIVATE PLACINGS

In the case of private placings, Richard Hughes and Vivian Bazalgette will decide whether or not personal dealings in the issue are allowed. Their decision as to whether or not investment is to be allowed will be final.

PRIVATISATIONS AND NEW ISSUES

Applications for privatisations and new issues will only be approved where the Access Person confirms that the application will be made on a public application form containing no reference to the fact that the Access Person is in any way affiliated with M&G.

RULE SPECIFIC TO INVESTMENT MANAGERS

         Permission to deal will not be granted where any fund has dealt in the stock in the preceding 7 calendar days, or at the time permission is sought, intends to deal in that security within the next 7 days, subject to the limited exception which is available.

SHORT TERM DEALING

Other than in the case of bona fide bed-and-breakfast or Executive Option exercise funding transactions approval to deal will not be given for the purchase or sale of a security within 60 days of the sale or purchase of the same or equivalent security.

SECURITY TRANSACTION REPORTS

Blank Security Transaction reports will sent to all Access Persons at the start of each calendar quarter. It is the responsibility of each Access Person to return that Report properly completed within 10 business days of the end of that quarter. Failure to return the Report within this timescale is a disciplinary offence.

On receipt of the completed Report the Compliance department will check the Report against the copy contract notes and permissions which it has retained. Any discrepancies will be investigated.

SMM
APPROVED 27 JULY 1995
EFFECTIVE 1 SEPTEMBER 1995
AMENDED 26 JUNE 1997

TO:               THE COMPLIANCE OFFICER OF MAGIM

FROM:

DATE:

SUBJECT: CODE OF ETHICS
--------------------------------------------------------------------------------

I declare that I have today read and understood the Company's Code of Ethics. I understand that I am subject to the provisions of the Code and confirm that I have complied with its requirements (as amended from time to time) since it was issued to me.

I confirm that I have reported all personal securities transactions required to be reported pursuant to the requirements of the Code.


..................................           ...................................
SIGNED                                      DATED

                        M&G INVESTMENT MANAGEMENT LIMITED

                               SEC CODE OF ETHICS

                         REQUEST FOR PERMISSION TO DEAL

                (NAME)___________________________________________

May I have permission to carry out the following personal dealing(s) in securities.

----------------------------------------------------------------------------------------------------------
NATURE OF TRANSACTION               SECURITY                                  NUMBER OF SHARES
(E.G.) BUY/SELL                                                               OR PRINCIPAL AMOUNT

----------------------------------- ----------------------------------------- ----------------------------


----------------------------------- ----------------------------------------- ----------------------------
----------------------------------- ----------------------------------------- ----------------------------


----------------------------------- ----------------------------------------- ----------------------------
----------------------------------- ----------------------------------------- ----------------------------


----------------------------------- ----------------------------------------- ----------------------------
----------------------------------- ----------------------------------------- ----------------------------


----------------------------------- ----------------------------------------- ----------------------------
----------------------------------- ----------------------------------------- ----------------------------


----------------------------------- ----------------------------------------- ----------------------------

I confirm that no fund has dealt in this security/these securities in the 7 calendar days preceding today's date. I attach a copy of the compliance print out showing any dealings in this security/these securities in the last 7 days

I confirm that as far as I am aware, there is no intention of dealing in this security/these securities for any fund in the 7 calendar days following today's date.

Signed ___________________________

Date _____________________________

Permission is GRANTED/REFUSED

Signed __________________________

Dated __________________________

                       M & G INVESTMENT MANAGEMENT LIMITED

                          STATEMENT OF SECURITIES HELD
                          ON COMMENCEMENT OF EMPLOYMENT
                                       ON


To the Secretary of MAGIM

As required by the Company's Code of Ethics I set out below details of all the securities which are subject to the Code which I held as at the date shown above.

--------------------------------------------------------------------------------
Security                                               No. of Shares or
                                                       Principal Amount

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



NAME (PRINT) _________________              SIGNATURE______________________

DATE:___________________

(This form must be signed and returned even if no securities subject to the Code were held - in that case enter "None")

                                   APPENDIX 10
                                     (8.5.9)

                                 INSIDER DEALING

M&G Investment Management Limited has a good reputation amongst those companies in which it invests and advisers to those companies in relation to its handling of Inside Information. Generally investment houses tend either to decline, as far as possible, to be put inside or make use of such things as stop lists in respect of shares of companies where they have been put inside. In contrast MAGIM, whilst not positively welcoming inside information, generally is willing to receive it in a sensible and disciplined way. Those in receipt of such information are surrounded by a Chinese Wall leaving other managers free to deal and the company to which the information relates is made aware of this. The purpose of this appendix is to give an overview of the legislation on this subject and set out MAGIM's procedures for handling inside information.

Managers MUST be aware the Group is vulnerable to serious criticism if the procedures set out in this appendix are not followed.

The U.K. Legislation concerning Insider Dealing is contained in the Criminal Justice Act 1993 and related delegated legislation.

OFFENCES

Under the provisions of the Act it is an offence to:

O        DEAL in securities when in possession of insider information;

O On the basis of inside information ENCOURAGE another person to deal in securities whether or not that other person is aware of the inside information;

O DISCLOSE inside information to another person other than in the proper performance of one's employment.

         In each case an offence can be committed only by the INDIVIDUAL and than only if he holds inside information as an insider. For the dealing and encouraging offences, the acquisition or disposal in question must occur on a regulated market or through a professional intermediary.

         INSIDE INFORMATION

         "Inside information" is information which:

o relates to particular securities or a particular issuer or issuers of securities (not securities or issuers generally);

o        is specific or precise;

o        has not been made public;

o if it were MADE PUBLIC would be likely to have a significant effect on the price of any securities.

         Inside information is held as an insider only if the individual in question knows it is inside information and it was acquired from an inside source. Information is obtained from an inside source if the individual in question obtained it;

o        because he is a director, shareholder  or  employee  of  an  issuer  of
         securities  (although   not  necessarily    the   issuer to  which  the
         information relates);

o        because he has access to the information by virtue of his   employment,
         office or profession (this will cover, for example, investment managers meeting with management);

o directly or indirectly from a person who obtained it in one of the above two ways.

         "MADE PUBLIC"

         Certain information will be treated as  made  public.  This   comprises
         information:


o published in accordance with the rules of a Regulated Market in order to inform investors and their advisers;

o included in a record required by any enactment to be open to public inspection (for example a U.K. company share register);

o that can readily be acquired by anyone likely to deal in any securities to which it relates, or in securities of an issuer to which it relates;

o        that is derived from public information.

         Certain information MAY, depending on the facts, be treated as made public.
         Information may be treated as made public even if it:

o        can be acquired only by the exercise of diligence or expertise;

o        is communicated only to a section of the public;

o        can be acquired only by observation;

o        is communicated only for a fee (for example information on Reuters);

o        is published only outside the U.K.

PRICE SENSITIVE INFORMATION

There is no definition in the legislation of what percentage movement in a share price would make a piece of information price sensitive. The London Stock Exchange has, however, published guidance on the dissemination of price sensitive information which gives some assistance in helping to decide what might be price sensitive.

Clearly in deciding what is price sensitive it is necessary to take into account a number of factors in addition to the information itself. These include the price and volatility of the share and prevailing market conditions.

PRICE SENSITIVE INFORMATION WILL HAVE A SIGNIFICANT EFFECT on a company's share price. The company itself and investment managers should be able to assess whether an event or information known to the company would have a significant effect on, for example, future reported earnings per share, pre tax profits or other potential determinants of the company's share price.

The Stock Exchange's Listing Rules indicate a number of matters which have to be announced to the market because they may be price sensitive. These include:-

o Dividend announcements;

o Board appointments or departures;

o Profit warnings;

o Acquisitions and disposals above a certain size;

o Annual and Interim results;

o Preliminary Results;

o Any information necessary to enable shareholders and the public to appraise the position of the company and avoid the creation of a false market;

o Any major new developments in a company's sphere of activity which are not public knowledge.

In many cases no single piece of information will be price sensitive, rather an accumulation of items of information may be price sensitive.


SECURITIES

The range of securities covered by the new legislation is extensive and includes:

o Shares;

o Debt securities (including both Corporate and Government debt);

o Depository receipts;

o Related derivatives.

Securities are caught by the legislation only if they satisfy conditions laid down by Treasury order. The securities that are caught are those that are dealt in on, or under the rules of, or have their quoted on, a REGULATED MARKET.

REGULATED MARKET

Regulated Markets for the purposes of this legislation re set out as at the end of this appendix but INCLUDE THE LONDON STOCK EXCHANGE (which includes listed securities, securities dealt in on the USM OR SEAQ) LIFFE, NASDAQ, ANY E.C. STOCK EXCHANGE, AND ANY STOCK EXCHANGE SITUATED IN AUSTRIA, FINLAND, ICELAND, NORWAY, SWEDEN AND LIECHTENSTEIN. This list may be amended by statutory instrument.

DEALING

The offence of DEALING is committed if a person has information as an insider and deals in securities the price of which is likely to be significantly affected by the inside information being made public. The dealing must either be on a Regulated Market or by, through or with a professional intermediary.

ENCOURAGING

ENCOURAGING any person to deal in securities the price of which is likely to be significantly affected by the inside information being made public is an offence. To be guilty of this offence the insider must know or have reasonable cause to believe that the dealing will take place on a regulated market or by, with or through a professional intermediary.

DISCLOSURE

The third offence is for an insider to DISCLOSE inside information other than in the proper performance of the functions of his employment, office or profession. There is no requirement to prove that the insider knew or had reasonable cause to believe that the recipient of the information would deal.

DEFENCES

General

There are a number of general defences included in the 1993 Act.

It is a defence to all three offences for the insider to show that he did not at the time expect the deal to result in a profit or the avoidance of a loss attributable to the insider information;

It is a defence to the dealing and encouraging offences for the insider to show that

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(i)  he believed on  reasonable  grounds  that the  information  had been widely enough disclosed for none of the parties to the dealing to be prejudiced by not having the information. (This covers the situation where all the parties to deal know the information);

(ii) he would have done what he did even if he did not have the information;

o It is a defence in respect of DISCLOSURE to show that the insider did not at the time expect anyone to deal as a result of his disclosure.

SPECIFIC

There are also three specific defences which apply only to dealing or encouraging another to deal:

o The first two relate to Market Makers and stabilisation and are not relevant to investment managers;

o The third relates to "Market Information". Where a person's only inside information is market information, no offence will be committed if he deals or encourages another to deal provided he acts reasonably in doing so. Where he has only Market Information and acts in connection with and to facilitate a particular acquisition or disposal, the reasonableness requirement does not apply in the information he has arose directly out of his involvement in the transaction in question. Market Information is, broadly, information about the acquisition or disposal of securities
     (whether actual or proposed) and includes the fact that an acquisition or disposal is not to take place. This defence may be helpful as it will for example cover the situation where arrangements are being made for a substantial shareholder to dispose of his shareholding. That said, however, it is not clear how far these defences extend. In particular with regard to the first defence it is uncertain what would be regarded "reasonable". As regards the second defence it is not clear what is meant by "to facilitate a particular acquisition" or "arising directly out of his involvement".

PRACTICAL IMPLICATIONS

There is no longer any requirement for a "connection" between an insider and the company to which his information relates.

o An individual can become a "tippee" through access to the information by virtue of his employment, office or profession (e.g. investment managers) of if he gets the information from someone else in that position.

o The legislation catches all off-market deals involving a professional intermediary, unless one of the defences applies.

o    The definition of securities is very wide.

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o    A person who has inside information about one company will be an insider in relation to any other company whose securities or business prospects are affected by the information.

o "Regulated Market" includes not only the London Stock Exchange and NASDAQ but also all stock exchanges in E.C. Member States.

SOME PRACTICAL EXAMPLES

UNDERWRITING

The act of agreeing to UNDERWRITE is a dealing.

o Where the underwriting relates to a new issue of U.K. equities, however, the underwriting will not be caught because the shares at that stage are not quoted on a Regulated Market etc.

o Underwriting of existing listed securities (SECONDARY OFFERS) will however be caught. It is understood that the Treasury will not regard an offence as committed provided there is equality of information between the parties on the underwriting agreement.

SECONDARY MARKETS

Sales of substantial stakes placing of the "rump" of a rights issue etc. will all depend on the defence of Market Information", which should normally apply.

SOME PRACTICAL ADVICE

o If you are in doubt as to whether or not you are an insider then DO NOT DEAL in the securities of the company (or possibly the securities of companies in a sector).

o If you are, or think you may be, an insider you must tell the Compliance Officer who will make a confidential record of the details. You should NOT discuss the matter with anyone else other than in the limited circumstances set out below.

o If you feel you must discuss inside information with a colleague as well as the Compliance Officer you must make it clear in advance that you propose to put your colleague inside and that he cannot deal, encourage others to deal or disclose that information to anyone - only if you are sure that he will not can you then discuss the information with him. You must tell the Compliance Officer who you have told and he will make a record. The classic example where another manager may be told is where a company requiring rescue financing visits a manager who will not be in the office on the day the issue is announced. That manager should inform those responsible for underwritings (Neil Pegrum or Patrick Harrington) that a rescue rights issue is expected on a certain day through a certain broker and leave in a safe place clear instructions as to the name of the company and the underwriting allocation which should be accepted.

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o    Managers  should  as  far  as  possible  avoid  becoming   insiders  during
     normal/routine company visits or meeting.

o If a company (or its adviser) indicates that it intends to make you an insider for a particular reason, for example, a refinancing, then it is our normal policy to agree. You must tell the company and its advisers at the meeting what MAGIM's policy is on the treatment of insider information (i.e.) that the managers that they have seen are ring fenced although they will tell the Compliance Officer and (depending on circumstances) the lead manager for the stock.

o Generally, it is policy to avoid being made an insider for long periods (e.g.) six months. If a company indicates that it wishes to put you inside you should ask for how long. If the period seems unreasonable you should refuse to be put inside until nearer the time.

o As far as possible at least 2 managers should see a company (certainly for Minster Court visits) and in all cases a note of the meeting should be written. If you have been made inside the note must be kept secure until the event occurs and can then be placed on the company file.

o If at the end of a meeting you are unsure as to whether or not you are inside then you should ask.

o Any discussions relating to inside information must take place in a room where they cannot be overheard.

o Remember the law does not relate just to U.K. equities or deals in the U.K. It relates to a wide range of securities listed or dealt on most European markets and NASDAQ and to dealings in such shares carried out in or from the U.K.

o A pass-word protected Insider Dealing Register is maintained by compliance. This contains details of all of the companies on whom certain managers are/have been "inside". As soon as you have been made an insider you must report that fact to compliance. You must tell compliance the names of the employees who are "inside", name of the company, nature of the inside information and the date on which you were put "inside . If another Manager is later put "inside", you must declare his name as soon as possible as well.

o About once a fortnight Trelawny Williams and the compliance officer will review the register and enter the date the Manager(s) ceased to be "inside" where this is appropriate. Once a person ceases to be "inside" they may deal again in the share in question.

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         REGULATED MARKETS

         Any market which is established under the rules of one of the following investment exchanges:-

         Amsterdam Stock Exchange                   LIFFE Administration and
                                                    Management

         Antwerp Stock Exchange                     Lyon Stock Exchange

         Athens Stock Exchange                      Madrid Stock Exchange

         Barcelona Stock Exchange                   Marseille Stock Exchange

         Bavarian Stock Exchange                    Milan Stock Exchange

         Berlin Stock Exchange                      Nancy Stock Exchange

         Bilbao Stock Exchange                      Nantes Stock Exchange

         Bordeaux Stock Exchange                    Naples Stock Exchange

         Bremen Stock Exchange                      The exchange known as
                                                    NASDAQ

         Brussels Stock Exchange                    OMLX, The London Securities
                                                    and Derivatives Exchange
                                                    Limited

         Copenhagen Stock Exchange
                                                    Oporto Stock Exchange
         Dusseldorf  Stock Exchange
                                                    Oslo Stock Exchange

         Florence Stock Exchange                    Palermo Stock Exchange

         Frankfurt Stock Exchange                   Paris Stock Exchange

         Genoa Stock Exchange                       Rome Stock Exchange

         Ghent Stock Exchange
                                                    Securities Exchange of
                                                    Iceland

         Hamburg Stock Exchange
                                                    Stockholm Stock Exchange
         Hanover Stock Exchange
                                                    Stuttgart Stock Exchange

         Helsinki Stock Exchange                    Trieste Stock Exchange

         The International Stock Exchange of        Turin Stock Exchange
         the United Kingdom and the Republic
         of Ireland                                 Valencia Stock Exchange

         Liege Stock Exchange                       Venice Stock Exchange

         Lille Stock Exchange                       Vienna Stock Exchange

         Lisbon Stock Exchange